EXHIBIT 99.3.1

                       COMPROMISE AND SETTLEMENT AGREEMENT

     This Compromise and Settlement Agreement (the "Settlement Agreement") is effective and made as of September 19, 1997. This Settlement Agreement is by and among Robert E. Deziel ("Deziel"); L & L Foods, Inc. ("L & L"), a Florida corporation; George Heaton; Linn Heaton; Lee Heaton and for the limited purposes set forth herein, Bush Ross Gardner Warren & Rudy, P.A. ("Bush Ross") (collectively the "Parties").

                                    RECITALS

     There is currently pending in the Circuit Court of the Fifteenth Judicial Circuit, in and for Palm Beach County, Florida, a civil action styled ROBERT E. DEZIEL V. L & L FOODS, INC., A FLORIDA CORPORATION; GEORGE HEATON; LINN HEATON; AND LEE HEATON, Case No. CL-97-005594-AO (the "Civil Action").

     It is the Parties' intention to settle and finally resolve all matters raised or which could have been raised in that Civil Action.

     Therefore, for the mutual promises and covenants herein contained, along with other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

     1. AGREEMENT DATED AUGUST 7, 1997.

     On August 7, 1997, Deziel partially released the LIS PENDENS (the "LIS PENDENS") he filed against the shares of Shells Seafood Restaurants, Inc. ("Shells Seafood") owned by L & L in order to permit L & L to sell 129,600 shares of Shells Seafood, which L & L has sold. By letter agreement dated August 22, 1997, Deziel modified his partial release of the LIS PENDENS in order to permit L & L to sell an additional 135,200 shares of Shells Seafood, which L & L has also sold. Subject to the completion of the transactions contemplated by
Section 2 hereof, Deziel hereby directs Bush Ross to release all funds received by L & L from the sale of the shares referred in this Paragraph 1 to L & L.

     2. SALE OF SHARES TO DEZIEL.

     L & L hereby sells to Deziel 100,000 shares of Shells Seafood (the "Initial Shares") in exchange for $600,000, payable, in cash, on September 19, 1997 (the "Closing Date"). L & L has delivered to Roger Coe, Senior Vice President at the Boston, Massachusetts office of Oppenheimer & Co., Inc. ("Oppenheimer"), a stock certificate for 264,800 shares, to be held in L & L's account at Oppenheimer for the benefit of L & L. L & L hereby instructs Oppenheimer to transfer 100,000 shares to  Deziel's  account at  Oppenheimer,  with the  balance of the  264,800 shares to continue to be held in L & L's account at Oppenheimer so long as either the $6.00 Option or the $12.00 Option described below are in effect. Deziel directs Bush Ross to release the $460,000 of funds previously transferred to it by Deziel to L & L and has delivered attorney trust account funds, in the amount of $140,000, to L & L on the Closing Date. Bush Ross shall deliver all interest earned on the $460,000 amount to Deziel.

     The certificate for the Initial Shares to be issued to Deziel shall contain a restrictive legend indicating that the shares are "restricted securities" as such term is defined in Rule 144, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Rule 144").

     3. GRANT OF OPTION TO SELL SHARES TO DEZIEL.

     L & L hereby grants to Deziel the following options to purchase 164,800 shares of the common stock of Shells Seafood that it owns: (a) an option to purchase 100,000 shares of Shells Seafood at a price of $6.00 per share (the "$6.00 Option"); and (b) an option to purchase 64,800 shares at a price of $12.00 per share (the "$12.00 Option"). Deziel shall, contemporaneously with the execution of this Settlement Agreement, deliver to L & L $150,000, in attorney trust account funds, which shall be a nonrefundable payment for the grant of the options, which Deziel may credit against the purchase price of the $12.00 Option, if Deziel exercises the $12.00 Option. While the options may be separately exercised, each option must, if exercised, be exercised in whole, not in part. Each option is exercisable at any time prior to the close of business October 31, 1997, by Deziel delivering: (a) written notice to that effect to L & L; and (b) immediately available funds to Oppenheimer which are then made immediately available, without restriction (except that such funds shall be held in escrow until delivery of an updated Bush Ross Opinion and an additional updated representation letter of L & L), to L & L. If Deziel exercises the $12.00 Option he may credit the $150,000 payment against the purchase price of the shares underlying the $12.00 Option ($777,600), however, if the $12.00 Option is not timely exercised, Deziel shall forfeit the $150,000 to L & L. Time is of the essence, and if the options are not timely exercised, L & L shall have no further obligation to Deziel.

     Provided that the applicable option exercise price is received by Oppenheimer and then made immediately available to L & L, on or before the close of business October 31, 1997, L & L directs Oppenheimer to transfer to Deziel the applicable shares underlying the option that was exercised, which shares are being held in L & L's account at Oppenheimer, together with appropriate stock powers. L & L has today deposited with Oppenheimer stock powers for the shares underlying each of the $6.00 Option and the $12.00 Option each with signature guaranteed. The Parties have jointly executed a letter of instruction to Oppenheimer as to the precise mechanics of such delivery.

     The shares underlying the options shall contain a restrictive legend indicating that the shares are "restricted securities" as such term is defined in Rule 144, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended ("Rule 144").

     4. GENERAL RELEASES AND NON COMPETE.

     The Parties shall exchange General Releases; and Deziel hereby acknowledges that he has no interest in American Powersports Company, or any subsidiary or affiliate thereof, as creditor, equity owner, or otherwise. Deziel agrees not to compete in the powersports business (motorcycles, waverunners, etc.) for the two year period following the date of this agreement and agrees to execute a non-compete agreement in the form attached hereto.

     5. DISMISSAL OF THE CIVIL ACTION

     Deziel shall, as soon as practicable after the date of this Settlement Agreement, discharge the LIS PENDENS in full and dismiss the Civil Action with prejudice, with all parties paying their own costs and legal fees. Should the transfer agent for Shells Seafood require a court order discharging the LIS PENDENS, Deziel shall, as soon as practicable, obtain that order and provide it to the transfer agent.

     6. COOPERATION AND OPINION LETTER

     All Parties will cooperate in effectuating this Settlement Agreement and in making the stock conveyances contemplated above, including the execution and delivery of documents and the taking of any action, reasonably requested by another Party. Specifically, and without limitation, L & L has agreed to issue a representation letter to Bush Ross in the form attached hereto (the "L & L
Representation Letter") which shall be updated at the time such options are exercised, and Bush Ross has agreed to issue an opinion letter in the form attached hereto (the "Bush Ross Opinion"), which provides, in part that with regard to the shares that Deziel acquires, Deziel will, on or after October 18, 1997, have satisfied the holding period requirement set forth in Rule 144(d)(1). Bush Ross shall keep such opinion effective and shall update such opinion in connection with the exercise of the options granted hereby at no cost or expense to Deziel. Deziel has caused a General Release to be prepared in favor of Bush Ross, in form acceptable to Bush Ross. The Parties shall coordinate the Schedule 13-D filings, if any, required by the Securities & Exchange Commission.

     7. REPRESENTATIONS AND WARRANTIES

     L & L, Linn Heaton, Lee Heaton and George Heaton jointly and severally represent to Deziel that:

     A. L & L has good, valid and marketable title to the shares of Shells Seafood made the subject of this Settlement Agreement, free and clear of all liabilities, obligations, claims, liens, and encumbrances of any kind ("Encumbrances"). L & L has full and unrestricted legal right, power and authority to sell assign and transfer such shares to Deziel, without obtaining the consent or approval of any person or governmental authority, and the delivery of any such shares to Deziel pursuant to this Settlement Agreement will transfer valid title thereto, free and clear of all Encumbrances.

     B. The execution of the Settlement Agreement and the consummation of the transactions contemplated hereby will not constitute a default under any provision of any agreement by which L & L is bound.

     C. No consent, approval, authorization of or registration, qualification, designation, declaration or filing with any governmental authority or person or entity on the part of L & L or Shells Seafood is required.

     D. L & L has full and unrestricted legal right, power and authority to sell and transfer the shares to Deziel, and has obtained all necessary consents from its directors, officers and shareholders to execute and perform the transactions contemplated by this Settlement Agreement.

     E. Deziel will have, on or after October 18, 1997, satisfied the holding period requirement set forth in Rule 144(d)(1) promulgated under the Securities Act of 1933, as amended.

     F. The facts set forth in Paragraph 1-16 of the Bush Ross Opinion and in the L & L Representation Letter are true.

     8. NO ADMISSION OF LIABILITY

     This Settlement Agreement is not intended to constitute, nor shall it be construed to constitute, nor is it an admission of liability on the part of any Party hereto, such liability being expressly denied, and this Settlement Agreement is entered into exclusively to settle the Civil Action and resolve all claims made therein.

     9. MISCELLANEOUS

     A. Notices: All notices and other communications hereunder shall be in writing and shall be given to the person either personally or by sending a copy thereof by first class or express mail, postage prepaid, by facsimile transmission or courier services, charges prepaid, or by telecopier, to such Party's address (or to such Party's telecopier or telephone number). If the notice is sent by mail or courier services, it shall be deemed to have been given to the person entitled thereto when deposited in the United States mail or with a courier service for delivery to that person or, in the case of telecopier, when received.

          i. If to L & L:

                             Linn Heaton, President
                            215 5th Street, Suite 108
                         West Palm Beach, Florida 33401
                             Facsimile: 407-832-4737

          with a copy to;

                             John N. Giordano, Esq.
                      Bush Ross Gardner Warren & Rudy, P.A.
                            220 South Franklin Street
                              Tampa, Florida 33602
                          Facsimile No. (813) 223-9620

          or at such other addresses as L & L may have advised Deziel in writing; and

          ii. If to Deziel:

                                Robert E. Deziel
                              239 South County Road
                            Palm Beach, Florida 33480
                           Facsimile No.: 561-655-5421

          with a copy to;

                                 Jon Cole, Esq.
                                Edwards & Angell
                               250 Royal Palm Way
                            Palm Beach, Florida 33480
                          Facsimile No. (561) 655-8719

          or at such other addresses as Deziel have advised L & L in writing.

     Notice of any change in any such address shall also be given in the manner set forth above. Whenever the giving of notice is required, the giving of such notice may be waived by the party entitled to receive such notice.

     B. It is expressly understood and agreed that the terms of this Settlement Agreement are contractual and not merely recitals and that the promises, mutual covenants, and conditions contained herein, and the consideration transferred is to compromise disputed claims, avoid litigation, and buy peace.

     C. This Settlement Agreement shall be effective only when signed by all Parties hereto.

     D. This  Settlement  Agreement shall be binding upon and shall inure to the
benefit  of  the  Parties,  their  successors  or  assigns,   parent  companies,
subsidiaries and affiliates.

     E. This Settlement Agreement contains the entire agreement between the Parties, and includes and supersedes all prior negotiations agreements, conversations, representations, and guaranties pertinent to the subject matter hereof. No oral agreements, understandings, statements, promises, or inducements contrary to the terms of this Settlement Agreement exist. This Settlement Agreement cannot be changed or terminated orally. No waiver of any of the terms of this Settlement Agreement shall be valid unless in writing and signed by all Parties to this Settlement Agreement.

     F. All Parties hereto shall pay their own costs, expenses and attorneys' fees.

     G. Headings used in this Settlement Agreement are for the convenience of the Parties and are not to be interpreted as having any substance or effect.

     H. Should any clause, paragraph, or part of this Settlement Agreement be held or declared by a court of competent jurisdiction to be void or illegal for any reason, all other clauses, paragraphs, or parts of this Settlement Agreement which can be performed or effected without such an illegal clause, paragraph, or part, shall nevertheless remain in full force and effect.

     I. In making this Settlement Agreement, it is understood that each Party relies wholly upon its own judgment, belief, and knowledge of the nature, extent, and duration of any liability or injuries involved, and none of the Parties have been influenced, to any extent whatsoever, in making this Settlement Agreement, by any representation or statements regarding such matters. Each Party has had the opportunity to, and has, retained separate counsel to review this Settlement Agreement and to advise such Party as to the legal consequences thereof.

     J. This Settlement Agreement may be executed in multiple counterparts, each of which shall be deemed an original for all purposes. Each Party shall execute this Settlement Agreement by signature at the designated signature line.

     K. Each Party acknowledges that he or it has read this Settlement Agreement, including all documents or exhibits, and that he or it fully understands his or its respective rights and obligations.

     L. From the date of this Settlement Agreement, the Parties shall keep confidential in all respects this Settlement Agreement, except as they shall be required by law or regulation to report either the settlement of the Civil Action or the terms of or actions required by this Settlement Agreement.

     In witness whereof, the Parties have executed this Settlement Agreement on the 19th day of September, 1997.


                                   Robert E. Deziel

                                   L & L FOODS, INC.


                                   By:/s/Linn Heaton
                                      -----------------------------------------
                                         Linn Heaton, Its President



                                   By:/s/George Heaton
                                      -----------------------------------------
                                         George Heaton


                                   By:/s/Lee Heaton
                                      -----------------------------------------
                                         Lee Heaton



                                   By:/s/Linn Heaton
                                      -----------------------------------------
                                         Linn Heaton


                                   BUSH ROSS GARDNER WARREN & RUDY, P.A., for the limited purposes described in Sections 1, 2, 6 and 9


                                   By:/s/John Giordano
                                     -------------------------------------------
                                         John Giordano, Vice President

                          L & L CORPORATE AUTHORIZATION

     Lee and Linn Heaton, constituting all officers, directors and shareholders of L & L, and after holding a meeting of L & L's Board of Directors and its shareholders, this 18th day of September, 1997, all notice required having been duly waived, hereby authorize, ratify, approve, and consent to all corporate actions set forth above.


                                   By:/s/Linn Heaton
                                      ------------------------------------------
                                         Linn   Heaton,   President,
                                         Director and Shareholder


                                   By:/s/Lee Heaton
                                      ------------------------------------------
                                         Lee Heaton, Vice President & Secretary,
                                         Director and Shareholder